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                                                                   EXHIBIT 10(a)

                              THE DIAL CORPORATION
                            BENEFITS PROTECTION TRUST
                       FOR CHANGE-IN-CONTROL ARRANGEMENTS

This Trust Agreement (the "Trust Agreement") made this 11th day of April, 2002, by and between The Dial Corporation, a Delaware corporation (the "Company"), and Wachovia Bank, N.A. (the "Trustee");

         WHEREAS, the Company has adopted certain change-in-control arrangements, as currently set forth on Exhibit A hereto (the "Arrangements");

         WHEREAS, the Company expects to incur liabilities under the Arrangements following a Change in Control (as defined in Section 13 hereof) of the Company;

         WHEREAS, the Company wishes to establish a trust to which it will be required to contribute assets upon a Potential Change in Control (as defined in Section 13 hereof) of the Company and from time to time thereafter, with such assets at all times remaining subject to the claims of the Company's general creditors in the event of its Insolvency (as defined in Section 3(a) hereof) until paid to the individuals who are parties to the Arrangements (the "Covered Individuals," which term shall also be deemed to include any dependent or beneficiary of a Covered Individual entitled to payment pursuant to an Arrangement by reason of the death of the Covered Individual) in such manner and at such times as specified under the Arrangements;

         WHEREAS, the Company also wishes to provide that (i) one or more of its subsidiaries may adopt this trust in the event that employees of such subsidiaries become covered by the Arrangements and (ii) the assets contributed in respect of each such subsidiary after such adoption shall be held herein, subject to the claims of general creditors of each such subsidiary in the event of its Insolvency; and

         WHEREAS, it is the intention of the parties that the trust shall not affect the status of any Arrangement as unfunded; and

         NOW, THEREFORE, the parties do hereby establish The Dial Corporation Benefits Protection Trust for Change-In-Control Arrangements (the "Trust") and agree that the Trust shall be comprised, held and disposed of as follows:
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         SECTION 1. ESTABLISHMENT OF TRUST.

         (a) The Company hereby establishes with the Trustee, and the Trustee hereby accepts, a Trust consisting of two accounts established by the Trustee for purposes of accounting for funds delivered to the Trustee by the Company. One such account shall be known as the "Benefit Account" and shall be used to pay liabilities under the Arrangements. The other such account shall be known as the "Trustee Expense Account" and shall be used to pay (i) the fees, expenses and indemnities incurred by the Trustee in accordance with the terms of this Trust Agreement, including expenses incurred in connection with any Litigation (as defined in Section 8(e)(3)(B) hereof) and (ii) the fees and expenses relating to any litigation undertaken by one or more Covered Individuals pursuant to an Arrangement that provides for the right of such Covered Individuals to receive payment of such fees and expenses (however such right may be described or defined in such Arrangement). The Trustee, for investment purposes only, may commingle all Trust assets and treat them as a single fund, but records of the Trustee at all times shall show the percentages of the Trust allocable to each of the accounts.

         (b) BENEFIT ACCOUNT.

                  (1) The Company hereby deposits with the Trustee in trust two hundred fifty dollars ($250) in cash, which shall become the principal of the Benefit Account to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

                  (2) Prior to a Potential Change in Control, the Company in its sole discretion may at any time or from time to time deliver to the Trustee additional deposits of (i) cash, (ii) one or more letters of credit issued by one of the twenty-five (25) largest banks in the United States, as measured by assets or (iii) shares of common stock of the Company par value $0.01 per share (the "Common Stock"). Such assets shall be held in trust and be credited to the Benefit Account, to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Prior to a Change in Control, cash, any such letters of credit and any such shares of Common Stock shall constitute the only acceptable assets to be contributed by the Company to the Trust, and, upon and following a Change in Control, cash shall constitute the only acceptable asset to be contributed by the Company to the Trust, in each case unless otherwise agreed to in writing by the Trustee in its sole discretion (the "Permitted Contributions").

                  (3) As soon as practicable (but not more than two (2) business days) following the occurrence of (i) a Potential Change in Control or (ii) a Change in Control (whichever occurs earlier), the Company shall make a contribution of Permitted Contributions to the Benefit Account such that the fair market value of the assets credited to the Benefit Account equals or exceeds the Required Funding Level determined as of


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immediately following the Change in Control. For purposes of this Trust
Agreement, (A) the "Required Funding Level" as of any date shall be an amount determined by the Chief Executive Officer of the Company and Chief Financial Officer of the Company, but not less than five percent (5%) nor more than sixty percent (60%) of the Estimated Maximum Amount as of such date, and (B) the "Estimated Maximum Amount" as of any date shall be equal to the then-current value of all liabilities which have been and may be incurred under the Arrangements and which have not been satisfied as of such date (and assuming, for this purpose, that (u) all such liabilities would be paid at the highest possible amount on the earliest possible date, (v) as to any such liabilities that would be incurred upon a termination of employment, such termination has occurred, (w) as to any such liabilities that would be payable at the election of a Covered Individual in a lump sum or in installments, such liabilities would be paid in a lump sum on the earliest possible date, (x) as to any liability that would be payable only upon the making of an affirmative election by a Covered Individual, such election has been made, (y) any non-cash obligations would be settled at their full value in cash and (z) as to any transaction that would constitute a Change in Control and for which the approval of the stockholders of the Company is required, that such stockholder approval would occur immediately prior to the consummation of such transaction). Not later than five (5) days following a Change in Control, the Trustee shall fully draw upon any letters of credit held in the Benefit Account.

                  (4) If at any time during a Potential Change in Control Period or following a Change in Control the Trustee determines that the fair market value of the assets credited to the Benefit Account are below the then-current Required Funding Level, the Trustee shall make a written demand on the Company to deliver Permitted Contributions to the Trust, to be credited to the Benefit Account, in an amount such that the fair market value of the assets credited to the Benefit Account equals or exceeds the then-current Required Funding Level. The Company shall comply with such written demand within five (5) days following the date of its receipt thereof.

                  (5) The Trustee shall establish subaccounts (each, a "Subaccount") within the Trust on behalf of the Company and each subsidiary which adopts the Trust (the Company and each such subsidiary, a "Participating Employer"). Amounts paid into the Benefit Account by the Company shall be allocated to the Subaccount of the Company unless specifically provided otherwise by the Company at the time of the contribution. Amounts paid into the Benefit Account by a Participating Employer other than the Company shall be allocated solely to the Subaccount maintained in respect of such Participating Employer; provided, however, that in no event is the Trustee required actually to segregate assets of the Trust into any such Subaccounts.

         (c) TRUSTEE EXPENSE ACCOUNT.


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                  (1) The Company hereby deposits with the Trustee in trust two hundred fifty dollars ($250) in cash, which shall become the principal of the Trustee Expense Account to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

                  (2) Prior to a Potential Change in Control, the Company in its sole discretion may at any time or from time to time deliver additional Permitted Contributions to the Trustee to be held in trust and to be credited to the Trustee Expense Account, to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. No part of the Trustee Expense Account shall be allocated to a Participating Employer other than the Company.

                  (3) Notwithstanding any other contributions which have been made to the Trustee Expense Account, as soon as practicable (but not more than two (2) business days) following the occurrence of (i) a Potential Change in Control or (ii) a Change in Control (whichever occurs earlier), the Company shall make a contribution of seven hundred fifty dollars ($750,000) in cash to the Trustee Expense Account.

                  (4) If at any time during a Potential Change in Control Period or following a Change in Control the Trustee determines that the fair market value of the assets credited to the Trustee Expense Account is less than five hundred thousand dollars ($500,000), the Trustee shall make a written demand on the Company to deliver Permitted Contributions to the Trust, to be credited to the Trustee Expense Account, equal to the difference between the fair market value of the assets credited to the Trustee Expense Account on the date of the written demand and five hundred thousand dollars ($500,000). The Company shall comply with such written demand within five (5) days following the date of its receipt thereof.

         (d) Contemporaneously with or as soon as practicable following the occurrence of a Change in Control, the Company shall use its best efforts to cause any shares of Common Stock (or any securities or other property into which such shares are changed or for which such shares are exchanged) held in the Trust to be substituted for cash pursuant to Section 5(c) hereof or to be sold for cash.

         (e) Except as provided in Sections 2(c) and 4(b) hereof, the Trust established by this Trust Agreement is irrevocable prior to the satisfaction of all liabilities to the Covered Individuals that may be incurred under the Arrangements.

         (f) The Trust is intended to be a grantor trust, of which each Participating Employer is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be construed accordingly.


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         (g) The principal of the Trust and any earnings thereon shall be held separate and apart from other funds of the Participating Employers and shall be used exclusively to satisfy the liabilities to the Covered Individuals under the Arrangements, and, if applicable, liabilities to general creditors, as herein set forth. The Covered Individuals shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Arrangements and this Trust Agreement shall, unless explicitly so provided in any of the Arrangements, be mere unsecured contractual rights of Covered Individuals against an applicable Participating Employer. Any assets held in the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of its Insolvency.

         SECTION 2. PAYMENTS UNDER THE ARRANGEMENTS.

         (a) (1) As promptly as practicable following the occurrence of (i) a Potential Change in Control or (ii) a Change in Control (whichever occurs earlier), the Company shall deliver to the Trustee a schedule that sets forth the Estimated Maximum Amount as well as (v) the amounts that may become payable to each Covered Individual under the Arrangements, (w) the form in which such payments are to be made or the method of determining such form of payment, (x) the timing of such payments or the method of determining such timing, (y) any applicable beneficiary designations made by a Covered Individual and (z) any other information within the possession or control of the Company reasonably necessary for the timely and accurate satisfaction of the liabilities under the Arrangements (the "Payment Schedule"). Except as set forth in Section 2(a)(2) hereof, during a Potential Change in Control Period and following a Change in Control, no Payment Schedule may be revoked or amended to reflect a reduction of the amounts that may be payable to the Covered Individuals under the Arrangements.

                  (2) The Company shall cause the Payment Schedule to be updated from time to time during a Potential Change in Control Period and following a Change in Control as necessary to ensure that the information thereon remains accurate. The Company shall retain a reputable, independent actuarial or consulting firm (the "Independent Party") to prepare and thereafter update, or to assist the Company in preparing and thereafter updating, the Payment Schedule. If the Trustee does not receive the Payment Schedule from the Company or the Independent Party when due as provided herein, or if the Trustee determines in its sole discretion that the Payment Schedule that has been furnished by the Company or the Independent Party is not adequate, the Trustee may retain another independent actuarial or consulting firm to prepare or update the Payment Schedule. The Company shall provide the Independent Party (and, if applicable, the firm selected by the Trustee) with information within its possession or control reasonably necessary for the Independent Party (and such firm) to prepare the Payment Schedule.


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                  (3) Except as may be otherwise provided in this Trust
Agreement, the Trustee shall make payments to the Covered Individuals in accordance with the most recent Payment Schedule delivered to the Trustee.

                  (4) The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of liabilities pursuant to the terms of the Arrangements and shall pay amounts withheld to the appropriate taxing authorities unless it determines that such amounts have been reported, withheld and paid by the Company.

         (b) During a Potential Change in Control Period and in any event upon and following a Change in Control, for all purposes of this Trust Agreement, the Arrangements shall be conclusively presumed to be valid and binding obligations, and the Covered Individuals shall be conclusively presumed to be entitled to payment thereunder on the basis of the information contained in the most recent Payment Schedule. If, following a Change in Control, no Payment Schedule is on file with the Trustee as to any Covered Individual, the Trustee shall determine the entitlement of Covered Individual under any Arrangement.

         (c) Nothing in this Trust Agreement shall be construed to prohibit the Company from paying liabilities pursuant to the terms of the Arrangements directly to Covered Individuals who are parties thereto. The Company shall notify the Trustee of its decision to make any such payment in advance of the time such amounts are due; provided, however, that the Trustee shall be relieved of its obligation to make such payments from the Trust only if and to the extent that the Company has actually made such payments directly. In addition, if the principal of the Trust and any earnings thereon are not sufficient to satisfy the liabilities under the Arrangements in accordance with the terms thereof, the Company shall pay the unpaid balance thereof as they fall due, and the Trustee shall notify the Company when principal and earnings are not sufficient.

         SECTION 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS WHEN
                    A PARTICIPATING EMPLOYER IS INSOLVENT.

         (a) The Trustee shall cease making payments pursuant to the Trust from the Subaccount maintained on behalf of a Participating Employer if such Participating Employer is Insolvent. A Participating Employer shall be considered "Insolvent" for purposes of this Trust Agreement if it (i) is unable to pay its debts as they become due or (ii) is subject to a pending proceeding as a debtor under the United States Bankruptcy Code (such event, "Insolvency").

         (b) At all times during the existence of the Trust, as provided in
Section 1(f) hereof, the principal and income of the Trust as allocated to each Subaccount


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shall be subject to claims under federal and state law of general creditors of the Participating Employer on whose behalf such Subaccount is maintained.

                  (1) The board of directors and the chief executive officer of each Participating Employer shall have the duty to inform the Trustee in writing of its Insolvency. If a person claiming to be a creditor of a Participating Employer alleges in writing to the Trustee that such Participating Employer has become Insolvent, the Trustee shall determine whether such Participating Employer is Insolvent and, pending such determination, the Trustee shall discontinue payments from the Subaccount maintained on behalf of such Participating Employer.

                  (2) Unless the Trustee has actual knowledge of a Participating Employer's Insolvency, or has received notice from a Participating Employer or a person claiming to be a creditor alleging that such Participating Employer is Insolvent, the Trustee shall have no duty to inquire whether such Participating Employer is Insolvent. The Trustee may in all events rely on such evidence concerning a Participating Employer's Insolvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning such Participating Employer's Insolvency.

                  (3) If at any time the Trustee has determined that a Participating Employer is Insolvent, the Trustee shall discontinue payments from the Subaccount maintained on behalf of such Participating Employer and shall hold the assets of such Subaccount for the benefit of such Participating Employer's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of the Covered Individuals to pursue their rights as general creditors of such Participating Employer with respect to liabilities under the Arrangements.

                  (4) The Trustee shall resume the payment of the liabilities under the Arrangements from a Subaccount maintained on behalf of a Participating Employer in accordance with Section 2 hereof only after the Trustee has determined such Participating Employer is not Insolvent (or is no longer Insolvent).

         (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits to Covered Individuals from a Subaccount maintained on behalf of a Participating Employer pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to such Covered Individuals under the terms of the applicable Arrangements for the period of such discontinuance, less the aggregate amount of any payments made to such Covered Individuals by a Participating Employer in lieu of the payments provided for hereunder during any such period of discontinuance.


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         SECTION 4. PAYMENTS TO THE COMPANY.

         (a) Except as provided in Sections 3, 4(b) and 4(c) hereof, no Participating Employer shall have any right or power to direct the Trustee to return to it, or to divert to others, any of the Trust assets before all payments that could be made under the Arrangements have been made thereunder in accordance with the terms thereof.

         (b) If at any time during a Potential Change in Control Period or following a Change in Control the Trustee determines that the fair market value of the assets held in the Trust exceeds the Required Funding Level, the Trustee shall so inform the Company, and the Company may direct the Trustee to distribute any such excess assets of the Trust to the applicable Participating Employers; provided, however, that if and to the extent that the fair market value of the assets credited to the Trustee Expense Account is less than seven hundred fifty dollars ($750,000) as of the date that any such direction is given, any such excess assets shall be transferred to the Trustee Expense Account so that the fair market value of the assets credited to the Trustee Expense Account is at least seven hundred fifty dollars ($750,000), with the remainder (if any) distributed to the applicable Participating Employers.

         (c) If the Trustee determines that a Potential Change in Control Period has ended without a Change in Control having occurred, the Company may direct the Trustee to distribute the assets of the Trust to the applicable Participating Employers (less, however, the amounts set forth in Sections 1(b)(1) and 1(c)(1) hereof).

         SECTION 5. INVESTMENT AUTHORITY.

         (a) The Trustee shall have exclusive authority and discretion to manage and control the Trust's assets and may employ investment managers, including affiliates of the Trustee, to manage the investment of the Trust's assets.

         (b) In the exercise of its authority and discretion under this Section 5, the Trustee, from time to time and at any time, shall, subject to Section 5(d) hereof, have the power:

                  (1) to invest and reinvest the assets held in the Trust, without distinction between principal and income, in shares of stock (whether common or preferred, and including Common Stock) or other evidences of ownership, bonds, debentures, notes or other evidences of indebtedness, unsecured or secured by mortgages on real or personal property wherever situated (including any part interest in a bond and mortgage or note and mortgage whether insured or uninsured) and other property, or part interest in property, real or personal, foreign or domestic, and in order to reduce interest


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rate fluctuations, contracts, as either buyer or seller, for the future delivery of United States Treasury securities and comparable federal-government-backed securities;

                  (2) to sell, convey, redeem, exchange, grant options for the purchase or exchange of, or otherwise dispose of, any real or personal property, at public or private sale, for cash or upon credit, with or without security, without obligation on the part of any person dealing with the Trustee to see to the application of the proceeds of or to inquire into the validity, expediency or propriety of any such disposition;

                  (3) to exercise, personally or by general or limited proxy, the right to vote and tender any shares of stock, bonds or other securities held in the Trust (including Common Stock), to delegate discretionary voting power to trustees of a voting trust for any period of time, and to exercise, personally or by power of attorney, any other right appurtenant to any securities or other property of the Trust;

                  (4) to join in or oppose any reorganization, recapitalization, consolidation, merger or liquidation, or any plan therefor, or any lease, mortgage or sale of the property of any organization the securities of which are held in the Trust; to pay from the Trust any assessments, charges or compensation specified in any plan of reorganization, recapitalization, consolidation, merger or liquidation; to deposit any property with any committee or depository; and to retain any property allotted to the Trust in any reorganization, recapitalization, consolidation, merger or liquidation;

                  (5) to exercise or sell any conversion or subscription or other rights appurtenant to any stock, security or other property held in the Trust;

                  (6) to borrow from any lender (including the Trustee in its individual capacity) money, in any amount and upon any reasonable terms and conditions, for purposes of this Trust Agreement, and to pledge or mortgage any property held in the Trust to secure the repayment of any such loan;

                  (7) to compromise, settle or arbitrate any claim, debt, or obligation of or against the Trust; to enforce or abstain from enforcing any right, claim, debt or obligation; to make all determinations as to the fair market value of any assets held in the Trust; and to abandon any property determined by it to be worthless;

                  (8) to make loans of securities held in the Trust to registered brokers and dealers upon such terms and conditions as are permitted by applicable law and regulations, and in each instance to permit the securities so lent to be registered in the name of the borrower or a nominee of the borrower; provided, that in each instance the loan is adequately secured and neither the borrower nor any affiliate of the borrower has


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discretionary authority or control with respect to the assets of the Trust involved in the transaction or renders investment advice with respect to those assets; and

                  (9) to invest and reinvest any property in the Trust in any other form or type of investment not specifically mentioned in this Section 5.

         (c) The Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets acceptable to the Trustee of equal fair market value for any asset held in the Trust, so long as the assets to be substituted constitute Permitted Contributions. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

         (d) (1) Any shares of Common Stock held by the Trust shall be voted on each matter brought before an annual or special stockholders' meeting of the Company in the manner provided for herein. Prior to each such meeting of the stockholders, the Company shall cause the trustee (the "FIP Trustee") of The Dial Corporation Future Investment Plan or successor plan (the "FIP") to furnish to the Trustee (but not to the Company or any of its directors or senior management), as of a date not more than five (5) business days in advance of such meeting, a document setting forth the percentages of the votes to be cast in favor of, in opposition to or in abstention on each matter by the FIP Trustee with respect to the shares of Common Stock held by the FIP, such votes to be based upon the instructions received as of such date from the participants in the FIP in accordance with the provisions of the FIP then in effect; provided, however, that any failure on the part of the FIP Trustee to follow such instructions or otherwise to abide by such provisions by reason of its fiduciary obligations under ERISA or any other reason shall be disregarded. In the event the date of such stockholder's meeting is changed, the provisions of this
Section 5(d)(1) shall be applied to each subsequent scheduled meeting date. Upon timely receipt of such document by the Trustee, the Trustee shall on each such matter vote all shares of Common Stock held by the Trust in accordance with such percentages.

                  (2) As more fully set forth herein, the shares of Common Stock held by the Trust shall be tendered or exchanged by the Trustee in the same proportion as shares of Common Stock held in the FIP. Prior to the scheduled expiration date of a tender or exchange offer for shares of Common Stock, the Company shall cause the FIP Trustee to furnish to the Trustee (but not to the Company or any of its directors or senior management), as of a date not more than five (5) business days in advance of such scheduled expiration date, a document setting forth the percentage of the shares of Common Stock held by the FIP which will be tendered or exchanged, such percentage to be based upon the instructions received as of such date from the participants in the FIP in accordance with the provisions of the FIP then in effect; provided, however, that any failure on the part of the FIP Trustee to follow such instructions or otherwise to abide by


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such provisions by reason of its fiduciary obligations under ERISA or any other reason shall be disregarded. In the event the scheduled expiration date of such offer is changed, the provisions of this Section 5(d)(2) shall be applied to each subsequent scheduled expiration date. Upon timely receipt of such document by the Trustee, the Trustee shall tender or exchange the number of shares of Common Stock held by the Trust in the same percentage as shares of Common Stock held by the FIP are to be tendered or exchanged.

                  (3) All actions taken by the Trustee pursuant to this Section 5(d), and any information in respect of such actions, shall be held confidential by the Trustee and shall not be divulged or released to any person, other than
(i) agents of the Trustee who are not affiliated with the Company, (ii) by virtue of the execution by the Trustee of any proxy, consent or letter of transmittal for the shares of Common Stock held in the Trust, or (iii) as may be required by court order.

         SECTION 6. DISPOSITION OF INCOME.

         During the term of the Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested in accordance with the terms of this Trust Agreement.

         SECTION 7. ACCOUNTING BY TRUSTEE.

         (a) The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within sixty (60) days following the close of each calendar year and within sixty (60) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. The Covered Individuals shall have the right to review each such written account.

         (b) Unless the Company shall have filed with the Trustee written exceptions or objections to any such statement and account within one hundred and twenty (120) days after receipt thereof, the Company shall be deemed to have approved such statement and account, and in such case or upon the written approval by the Company of any such statement and account, the Trustee shall, to the extent permitted by law, be forever released and discharged with respect to all matters and things contained in


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such statement and account as though it had been settled by decree of a court of competent jurisdiction in an action or proceeding to which the Company and all persons having any beneficial interest in the Trust were parties.

         (c) Nothing contained in this Trust Agreement or in any Arrangement shall deprive the Trustee of the right to have a judicial settlement of its accounts. In any proceeding for a judicial settlement of the Trustee's accounts or for instructions in connection with the Trust, the only necessary party other than the Trustee shall be the Company. If the Trustee so elects, it may bring in as a party or parties defendant any other person or persons. No person interested in the Trust, other than the Company or at least twenty-five percent (25%) of the Covered Individuals, shall have a right to compel an accounting, judicial or otherwise, by the Trustee, and each such person shall be bound by all accountings by the Trustee to the Company, as herein provided, as if the account had been settled by decree of a court of competent jurisdiction in an action or proceeding to which such person was a party.

         SECTION 8. RESPONSIBILITY OF TRUSTEE.

         (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to any person for any action pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of an applicable Arrangement or this Trust Agreement and is given in writing by the Company. In the event of a dispute between the Company and a party over such a direction, request or approval, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

         (b) The Company hereby indemnifies the Trustee and each employee of the Trustee whose responsibilities relate to this Trust against any and all liabilities and expenses, including attorney's fees, actually and reasonably incurred by them in connection with any threatened, pending or completed legal action or judicial or administrative proceeding to which they may be a party, or may be threatened to be made a party, by reason of being the Trustee, except with regard to any matters (i) as to which they shall be adjudged to have failed to act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, and (ii) with respect to any action finally adjudged to be a crime, had reasonable cause to believe their conduct was unlawful. If the Trustee undertakes or defends any litigation arising in connection with the Trust or an Arrangement (including, but not limited to, Litigation), the Company agrees to indemnify the Trustee against the

Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust. The Trustee shall not be required to give any bond or any other security for the faithful performance of its duties under this Trust Agreement, except as required by law.

         (c) The Trustee may consult with legal counsel (who may also be counsel for the Company prior to a Change in Control) with respect to any of its duties or obligations hereunder, and shall not be deemed imprudent by reason of its taking or refraining from taking any action in accordance with the opinion of counsel.

         (d) (1) The Company shall promptly notify the Trustee of any facts of which its officers have knowledge which have caused the commencement or termination of a Potential Change in Control Period or the occurrence of a Change in Control.

                  (2) Upon notification by the Company pursuant to Section 8(d)(1) hereof, the Trustee shall be responsible for ascertaining whether a Potential Change in Control Period has commenced or terminated or whether a Change in Control has occurred based on reasonable information provided to it by the Company.

                  (3) In the absence of notification by the Company pursuant to
Section 8(d)(1) hereof, the Trustee shall have no affirmative duty to investigate or ascertain whether a Potential Change in Control Period has commenced or terminated or whether a Change in Control has occurred; provided, however, that if the Trustee becomes aware of facts or circumstances that in its judgment could constitute the commencement or termination of a Potential Change in Control Period or the occurrence of a Change in Control, it shall take such action as it deems necessary to ascertain whether such facts or circumstances constitute the commencement or termination of a Potential Change in Control Period or the occurrence of a Change in Control.

         (e) (1) During the Potential Change in Control Period, and as soon as practicable following a Change in Control, and at the end of each year following the Change in Control, the Trustee shall cause each Covered Individual to be notified in writing of the amount payable to him or her under the applicable Arrangements as reflected on the most recent Payment Schedule. Such notice shall contain a summary of the assets of the Trust and a statement notifying the Covered Individual that he or she has the right to receive or examine a copy of this Trust Agreement and examine the Trustee's the most recent written account filed with the Company pursuant to Section 7(a) hereof.

                  (2) Within thirty (30) days following a Change in Control, the Company (or upon its failure, the Trustee) shall cause the Covered Individuals to be notified in writing of the Trustee's availability to aid them in pursuing any claims they may have against the Company in connection with the Arrangements. The Company (or upon its failure, the Trustee) shall cause such notice to be provided to the Covered Individuals by (i) personal delivery or (ii) certified mail, return receipt requested, to their last known addresses.

                  (3) Subject to Section 8(h) hereof, if, upon or following a Change in Control, a Covered Individual notifies the Trustee that the Company (or insurance company, contract administrator or any other party acting on the Company's behalf, if applicable) has refused to pay a claim under an Arrangement, then, unless the Trustee shall determine that the claim has no basis in law and fact, the Trustee:

                        (A) shall promptly attempt to negotiate with the Company (or insurance company, contract administrator or any other party acting on the Company's behalf, if applicable) to obtain payment, settlement, or other disposition of the claim, subject to the consent of such the Covered Individual;

                        (B) shall, if negotiations fail within thirty (30) days to result in a payment, settlement or other disposition agreeable to such the Covered Individual, upon the receipt of written authorization from such Covered Individual in substantially the form attached hereto as Exhibit B, institute and maintain legal proceedings (each such proceeding, a "Litigation") against the Company or other appropriate person or entity to recover on the claim on behalf of such Covered Individual (each such Covered Individual, a "Plaintiff"); and

                        (C) may, subject to the consent of the Plaintiff, settle or discontinue the Litigation.

                  (4) As soon as practicable following the commencement of Litigation by the Trustee on behalf of one or more Plaintiffs, the Trustee shall notify in writing each Covered Individual who is not a Plaintiff of the commencement of the Litigation, the nature of the claim, the judicial forum and any other information that the Trustee determines is relevant.

                  (5) The Trustee shall direct the course of the Litigation and shall keep the Plaintiff informed of the progress of the Litigation as the Trustee deems appropriate, but no less frequently than quarterly. If, during the
Litigation:

                        (A) the Plaintiff directs in writing that the Litigation on his or her behalf be settled or discontinued, the Trustee shall take all appropriate action to follow such direction; provided, that the Plaintiff's written direction shall specify the terms and conditions of the settlement or discontinuance; and provided, further, that the Plaintiff, if requested by the Trustee, shall execute and deliver to the Trustee a document in a form acceptable to the Trustee releasing and holding harmless the Trustee from any liability resulting from the Trustee's following such direction;

                        (B) the Plaintiff refuses to consent to a settlement or other disposition of the Litigation on terms recommended in writing by the Trustee or does not agree with the Trustee's conduct of the Litigation, the Trustee may proceed, in its sole and absolute discretion, to take such action as it deems appropriate in the Litigation, including entering into settlement or discontinuance of the Litigation; provided, however, that the Trustee shall first afford the Plaintiff at least fifteen (15) days' advance notice of any decision to settle or otherwise discontinue the Litigation; and provided, further, however, that the Trustee shall not be authorized to proceed in the Litigation on behalf of the Plaintiff after (i) the Plaintiff has revoked in writing the authorization of the Trustee to proceed on his or her behalf (in substantially the form attached hereto as Exhibit C) and shall have delivered such writing to the Trustee and (ii) the Plaintiff has appointed his or her own counsel, whose fees and expenses are to be paid by the Plaintiff and who shall appear in the Litigation on behalf of the Plaintiff in lieu of counsel retained by the Trustee. Thereafter, the Trustee shall have no obligation to proceed further on behalf of such Plaintiff or to pay from the Trustee Expense Account any costs or expenses incurred in the Litigation.

                  (6) The Trustee is empowered to retain, at the expense of the Trust and chargeable to the Trustee Expense Account, counsel and other appropriate experts, including actuaries and accountants, to aid it in making any determination under this Section 8(e) and to pursue or settle any Litigation. The Trustee shall have the discretion to determine the form and nature that any Litigation against the Company, or other appropriate person or entity, shall take, and the procedural rules and laws applicable to such Litigation shall supersede any inconsistent provision in this Trust Agreement.

                  (7) No provision of this Trust Agreement shall be construed to limit, condition or otherwise impair in any way (x) the right of a Covered Individual to commence or continue any litigation to enforce rights under one or more of the Arrangements or (y) if so provided in any such Arrangement, to receive payment from the Company of fees and expenses incurred in connection with any such litigation; provided, however, that the Trustee may, in its sole discretion, deem the commencement of any such litigation to be a revocation of the authorization of the Trustee to proceed as to any claim in any Litigation that is substantially similar to a claim presented in such litigation.

         (f) If, at any time during a Potential Change in Control Period or upon or following a Change in Control, legal proceedings are brought against the Trustee by the Company or any other party seeking to invalidate any of the provisions of this Trust Agreement, or seeking to enjoin the Trustee from paying any amounts from the Trust or from taking any other action otherwise required or permitted to be taken by the Trustee under this Trust Agreement with respect to the Trust, the Trustee shall take all steps that may be necessary in such proceeding to uphold the validity and enforceability of the provisions of both this Trust Agreement and the Trust. All costs and expenses incurred by the Trustee in connection with any such proceeding (including, without limitation, the payment of reasonable fees, costs and disbursements of any counsel, actuaries, accountants or other experts retained by the Trustee in connection with such proceeding) shall be charged to and paid from the Trustee Expense Account. Any costs and expenses so incurred by the Trustee in excess of amounts available in the Trustee Expense Account shall be charged to and paid by the Company.

         (g) (1) Subject to Section 8(h) hereof, the Trustee may commence legal action against the Company to recover any fees and expenses described in Section 9(b) hereof not paid within thirty (30) days of the billing date, and shall be obligated to commence such an action if the assets of the Trustee Expense Account fall below four hundred thousand dollars ($400,000).

                  (2) Subject to Section 8(h) hereof, the Trustee shall be obligated to commence legal action to compel the Company to provide funds to make payments under an Arrangement if the Trustee has issued a demand pursuant to Section 1(b)(4) hereof and the Company has failed to transfer the demanded funds in a timely fashion under Section 1(b)(4) hereof.

                  (3) Notwithstanding Sections 8(g)(1) and 8(g)(2) hereof, no failure or delay on the part of the Trustee in exercising any of its rights, powers or privileges under the Trust shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege under this Trust Agreement.

         (h) The Trustee shall have no obligation hereunder to institute any legal proceeding and may, without the consent of any person, discontinue any legal proceeding if, in the Trustee's reasonable judgment, the assets held in the Trust are insufficient to maintain or continue (whichever is applicable) such legal proceeding.

         (i) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

         (j) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein; provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan any person the proceeds of any borrowing against such policy.

         (k) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or pursuant to applicable law, the Trustee shall not have any power that could give the Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

         SECTION 9. COMPENSATION AND EXPENSES OF THE TRUSTEE.

         (a) The Company shall pay any federal, state, local or other taxes imposed or levied with respect to the assets and income of the Trust or any part thereof under existing or future laws, and the Company, in its discretion, may contest the validity or amount of any tax, assessment, claim or demand respecting the Trust or any part thereof. The Trustee shall deduct and pay to the appropriate taxing authorities any payroll taxes required to be withheld with respect to any payments made pursuant to the Trust.

         (b) The Company shall pay all Trustee fees and expenses set forth in
Schedule 1 attached hereto, and other reasonable expenses of the Trustee, including but not limited to the retention of legal counsel (including but not limited to (i) legal counsel and other professionals retained pursuant to
Section 8 hereof and (ii) legal counsel retained to represent the Trustee in any action brought by the Company, any Covered Individual or any other party against the Trustee), accountants and actuaries and such other professionals as the Trustee determines are necessary or appropriate to enable it to perform its services as the Trustee. If not so paid by the Company, such fees and expenses shall be paid from the Trustee Expense Account; and provided, that if the Trustee Expense Account has been depleted, such fees and expenses shall be paid from the Benefit Account.

         SECTION 10. RESIGNATION AND REMOVAL OF TRUSTEE; APPOINTMENT OF
                     SUCCESSOR TRUSTEE.

         (a) Except as provided in Section 10(c) hereof, the Trustee may resign at any time by written notice to the Company, which shall be effective sixty
(60) days after receipt of such notice unless the Company and the Trustee agree otherwise; provided, that no resignation shall be effective unless and until a successor Trustee has been appointed and is in place.

         (b) The Trustee may be removed by the Company on thirty (30) days' notice or upon shorter notice accepted by the Trustee; provided, however, that the Trustee may not be removed as trustee of the Trust during a Potential Change in Control Period or upon or following a Change in Control without the prior written consent of at least seventy-five percent (75%) of the Covered Individuals. The Company shall furnish the Trustee with evidence to establish that such percentage of such Covered Individuals have given their written consent to such removal.

         (c) During a Potential Change in Control Period or following a Change in Control, the Trustee may resign only upon the occurrence of one of the following circumstances:

                  (1) entry of a final decision of a court of competent jurisdiction removing the Trustee by reason of such court's determination of the existence of a conflict of interest which prevents the Trustee from properly performing its duties hereunder. The Trustee agrees to use its best efforts to avoid any such conflict. For the purpose of this Trust Agreement, the decision of a court shall not be deemed to be final unless (i) the decision is not appealable or (ii) no appeal has been taken from the decision and the time for an appeal has expired. Notwithstanding the entry of such a final decision, such resignation shall not be effective unless and until a successor Trustee has been appointed and is in place.

                  (2) the Trustee has exhausted all of its legal remedies and has been unsuccessful in litigation to require the Company to remit to the Trustee such amounts as are billed pursuant to Section 9(b) hereof and the assets of the Trustee Expense Account have been exhausted. In such event, the Trustee shall have the right to resign immediately as the Trustee and immediately upon such resignation shall have no further duties hereunder. The Trustee will have no duty to find or secure the appointment of a successor upon its resignation pursuant to this Section 10(c)(2), nor shall its resignation or the termination of any further duties be contingent upon the appointment and qualification of a successor.

         (d) Any successor Trustee appointed pursuant to this Section 10 must be a bank which (A) is among the twenty-five (25) largest banks in the United States, as measured by assets, and (B) serves or has served as trustee of similar trusts and understands its obligations under such similar trusts. Where a successor Trustee has been appointed, the Trustee shall continue to be custodian of the Trust until the successor Trustee is in place, and the Trustee shall be entitled to expenses and fees through the later of the effective date of its resignation as the Trustee or the end of its custodianship of the Trust's assets.

         (e) Notwithstanding anything to the contrary, in the event it resigns or is removed, the Trustee shall have a right to have its accounts settled as provided in Section 7 hereof.

         (f) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee.

The transfer shall be completed within thirty (30) days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

         (g) If the Trustee resigns or is removed pursuant to Section 10(a) or 10(b) hereof, a successor shall be appointed by the effective date of such resignation or removal. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

         (h) No successor Trustee appointed under this Trust Agreement need examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets in accordance with the terms and conditions of this Trust Agreement. The successor Trustee shall not be responsible for any claim or liability resulting from any action or inaction of any prior Trustee or from another past event or any condition existing at the time it becomes successor Trustee, and the Company shall indemnify and defend the successor Trustee from any such claim or liability.

         (i) The Company shall appoint any successor Trustee required to be appointed; provided, however, that, during a Potential Change in Control Period and upon or following a Change in Control, no such appointment shall become effective without the prior written consent of at least seventy-five percent (75%) of Covered Individuals. The Company shall furnish such successor Trustee with evidence to establish that such percentage of such Covered Individuals have given their written consent to such appointment.

         SECTION 11. AMENDMENT AND TERMINATION.

         (a) Prior to a Change in Control but in no event during a Potential Change in Control Period, this Trust Agreement (including Exhibit A) may be amended without the consent of any Covered Individual, or of any Participating Employer other than the Company, by a written instrument executed by the Trustee and the Company; provided, however, that no such amendment may conflict with the terms of an Arrangement or cause the Trust to become revocable by the Company.

         (b) During a Potential Change in Control Period and in any event upon and following a Change in Control, this Trust Agreement (including Exhibit A) may not be amended by the Company unless the Company shall determine that such amendment is required by law or is necessary or desirable to prevent or mitigate adverse tax consequences to the Covered Individuals; provided, that no amendment may increase the duties or obligations or change the compensation of the Trustee without the Trustee's prior written consent. In the event of amendment of this Trust Agreement pursuant to this Section 11(b), the Company shall provide the Trustee with an opinion of counsel acceptable to the Trustee which shall advise that such amendment is required by law or is necessary or desirable to prevent adverse tax consequences to the Covered Individuals.

         (c) This Trust Agreement shall not terminate until the date on which all payments have been made to the Covered Individuals in accordance with the terms of the Arrangements. Upon termination of this Trust Agreement, any assets remaining in the Trust shall be returned to the Company (or, to the extent that any such assets are allocable to the contributions of a Participating Employer, to such Participating Employer).

         SECTION 12. MISCELLANEOUS.

         (a) Each Participating Employer hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the Applicable Courts and further agrees that service of process, summons, notice or document by U.S. registered mail to such Participating Employer's business address shall be effective service of process for any litigation brought against such Participating Employer in any such court. As to any Litigation, the "Applicable Courts" shall be the courts of the State of Arizona and of the United States of America, in each case located in the County of Maricopa; and as to any litigation by a Covered Individual, the "Applicable Courts" shall be, at the discretion of the Covered Individual, (x) the courts of the State in which the Covered Individual resides and of the United States of America, in each case located in the county in which the Covered Individual resides, or (y) the courts of the State of Arizona and of the United States of America, in each case located in the County of Maricopa. Each Participating Employer hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation in an Applicable Court and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation has been brought in an inconvenient forum. Each Participating Employer further agrees not to commence any litigation against any Covered Individual relating to an Arrangement other than in the courts of the State in which the Covered Individual resides and of the United States of America, in each case located in the county in which the Covered Individual resides.

         (b) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         (c) Payments to be made to Covered Individuals under the Trust may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         (d) This Trust Agreement shall be governed by and construed in accordance with the laws of Delaware.

         (e) Each Participating Employer shall, at any time and from time to time, upon the reasonable request of the Trustee, execute and deliver such further instruments and do such further acts as may be necessary or proper to effectuate the purpose of this Trust Agreement.

         (f) Any headings used in this Trust Agreement are placed herein for convenience of reference only, and this Trust Agreement is not to be construed by reference thereto.

         (g) This Trust Agreement shall bind and inure to the benefit of the successors and assigns of the Participating Employers and the Trustee. This Trust Agreement shall bind and inure to all Covered Individuals under the Arrangements.

         (h) This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one instrument, which may be sufficiently evidenced by any counterpart.

         (i) Each Covered Individual is an intended beneficiary under this Trust Agreement, and shall be entitled to enforce all terms and provisions hereof with the same force and effect as if such person had been a party hereto.

         (j) All notices or other communications under this Trust Agreement shall be in writing and shall be delivered by (i) hand, (ii) certified mail, return receipt requested or (iii) facsimile, addressed as follows:

         If to the Company:

                  The Dial Corporation
                  Attention: Executive Vice President -- Shared Services 15501 North Dial Boulevard
                  Scottsdale, AZ  85260
                  (Fax:  480-754-1098)

         If to the Trustee:

                  Wachovia Bank, N.A.
                  Attention:  Executive Services
                  One West Fourth Street, NC6251
                  Winston-Salem, NC  27101
                  (Fax:  (336) 747-8874)

         SECTION 13. DEFINITIONS

         (a) "Board" shall mean the Board of Directors of the Company.

         (b) "Change in Control" shall mean the occurrence while this Trust Agreement is in effect of any of the following:

                  (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company,
(ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) below (each, a "Non-Control Transaction"); or

                  (2) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (3) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding voting shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (4) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

         (c) "Company" for purposes of this Trust Agreement shall mean the Company and any successor.

         (d) "Potential Change in Control" shall mean the occurrence of any of the following events (but no event other than the following events), except as otherwise provided below:

                  (1) any Person initiates a tender offer or exchange offer to acquire securities of Company representing twenty percent (20%) or more of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities, or

                  (2) any Person solicits proxies for the election of directors within any single twelve-month period representing at least one-third (rounded down to the nearest whole number) of the number of directors then on the Board, whose election or nomination is not approved by a majority of the Incumbent Board then serving as members of the Board, or

                  (3) the Company enters into an agreement, if (x) the agreement provides for the merger, consolidation, transfer, sale, liquidation or dissolution of Company, or for the sale of all or substantially all of the assets of the Company, or (y) the consummation of the transactions contemplated by the agreement could otherwise result in a Change in Control.

         Notwithstanding the foregoing, a Potential Change in Control shall not be deemed to occur solely because of an acquisition, proposal, or tender offer made or effected in connection with a Non-Control Transaction or a transaction which, if consummated as proposed, would constitute a Non-Control Transaction.

         (e) "Potential Change in Control Period" shall mean the period commencing on the date of the occurrence of a Potential Change in Control and ending on any of the following, while this Trust Agreement is in effect:

                  (1) the date when the tender offer or exchange offer described in Section 13(b)(1) is terminated without any securities described therein of the Company being purchased thereunder, or

                  (2) the date when any Person described in Section 13(b)(2) fails to effect the election within any single twelve-month period of one third or more of the number of directors then on the Board, whose election or nomination is not approved by a majority of the Incumbent Board then serving as members of the Board, or

                  (3) the date when the agreement described in Section 13(b)(3) is terminated or abandoned, or

                  (4) the date that a Change in Control occurs.


              [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.]

         IN WITNESS WHEREOF, the parties have executed this Trust Agreement effective as of April 11, 2002.

                                        THE DIAL CORPORATION



                                        /s/ Conrad A. Conrad
                                        --------------------------------
                                        By:   Conrad A. Conrad
                                             ---------------------------
                                        Its:  Executive Vice President &
                                             ---------------------------
                                              Chief Financial Officer
                                             ---------------------------

Wachovia Bank, N.A.



/s/ Joe O. Long
---------------------------------
By:   Joe O. Long
      ---------------------------
Its:  Senior Vice President/
      ---------------------------
      Group Executive
      ---------------------------

STATE OF ARIZONA  )
                  :  SS.:
COUNTY OF MARICOPA)

         On this 11th day of April, 2002, before me personally came Conrad A. Conrad, to me known, who, being by me duly sworn, did depose and say that he resides at 6633 East Greenway Parkway, Scottsdale, Arizona 85254, and that he is the Executive Vice President & Chief Financial Officer of The Dial Corporation, the entity which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.


                                             /s/ Dianne B. Stoehr
                                             ---------------------------
                                             Notary Public



STATE OF NORTH CAROLINA)
                       :  SS.:
COUNTY OF FORSYTH      )

         On this 12th day of April, 2002, before me personally came Joe O. Long, to me known, who, being by me duly sworn, did depose and say that he or she resides at 553 Maidstone Lane, Clemmons, NC 27012, and that he or she is Senior Vice President of Wachovia Bank, N.A., the entity which executed the foregoing instrument; that he or she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he or she signed his or her name thereto by like order.

                                             /s/ Carolyn D. Gwyn
                                             ---------------------------

                                   SCHEDULE 1
                            TRUSTEE FEES AND EXPENSES

                                    EXHIBIT A
                                THE ARRANGEMENTS

         - Employment Agreement to which the Company and Herbert M. Baum are parties, dated August 7, 2000

         - Change of Control Agreements to which the Company is a party

         - The Dial Corporation Future Investment Restoration Plan

         - The Dial Corporation Future Security Restoration Plan

         - The Dial Corporation Separation Pay Plan in Event of a Change In Control

         - Article 11 of The Dial Corporation Annual Incentive Plan (and including any similar provision of the Sales Incentive Plan)

                                    EXHIBIT B
                     AUTHORIZATION PURSUANT TO SECTION 8 OF
                 THE DIAL CORPORATION BENEFITS PROTECTION TRUST
                       FOR CHANGE-IN-CONTROL ARRANGEMENTS



TO:      [Name of Trustee]

                  This is to authorize the [Name of Trustee] as the Trustee of The Dial Corporation Benefits Protection Trust For Change-In-Control Arrangements (the "Trust") to institute and maintain legal proceedings against the Company (as defined in the Trust) or other appropriate person or entity to assert the following claim(s) on my behalf: [nature of claim].

                  The Trustee shall have the powers and be subject to the procedures set forth in Section 8 of the Trust Agreement (a copy of which I have received and reviewed).

                  Any proceedings by Trustee under this authorization may be initiated in my name as a plaintiff (or as a member of a class) or in the name of the Trustee, or both, as the Trustee determines is necessary or appropriate at the time proceedings are commenced.


                           ---------------------------

                                    EXHIBIT C
                 REVOCATION OF AUTHORIZATION UNDER SECTION 8 OF
                 THE DIAL CORPORATION BENEFITS PROTECTION TRUST
                       FOR CHANGE-IN-CONTROL ARRANGEMENTS





TO:      [Name of Trustee]

                  This is to notify the Trustee that I revoke any prior authorization I have given to the Trustee, dated [_________], as the Trustee of The Dial Corporation Benefits Protection Trust For Change-In-Control Arrangements (the "Trust") to maintain legal proceedings against Company (as defined in the Trust), or otherwise to assert certain claims on my behalf as described in such prior authorization.

                  I understand that this Revocation of Authorization is conditioned upon, and shall not be effective until, the appointment by me of my own counsel and the appearance of that counsel in any legal proceeding on my behalf in lieu of counsel retained by the Trustee. I understand further that, upon the occurrence of these conditions, the Trustee shall have no obligation to proceed further on my behalf, or to pay any costs or expenses incurred after the delivery of this Revocation of Authorization.


                           ---------------------------